Sub-Item 77Q1 (e)


AMENDMENT #1 TO
EXHIBIT F
to the
Investment Advisory
Contract

Federated Ultrashort
Bond Fund

	This
Amendment #1 to
Exhibit F to the
Investment Advisory
Contract between
Federated Investment
Management Company
(formerly Federated
Management)  and
Federated Total Return
Series, Inc., approved
at a board meeting on
May 17, 2013, shall
become effective as of
June 24, 2013.

	For all services
rendered by Adviser
hereunder, the above-
named Fund of the
Corporation shall pay
to Adviser and Adviser
agrees to accept as full
compensation for all
services rendered
hereunder, an annual
investment advisory fee
equal to .40 of 1% of
the average daily net
assets of the Fund.

	The portion of
the fee based upon the
average daily net assets
of the Fund shall be
accrued daily at the rate
of 1/365th of .40 of 1%
applied to the daily net
assets of the Fund.

	The right of the
Adviser as set forth in
Paragraph 6 of this
Contract to reduce its
compensation and
assume expenses of one
or more of the Funds
shall also apply as to
any classes of the
above-named Fund.

	The advisory
fee so accrued shall be
paid to Adviser daily.

	Witness the due
execution hereof this
1st day of June, 2013.


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